UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
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Date of report (Date of earliest event reported): March 11, 2013

EMPLOYERS HOLDINGS, INC.
(Exact Name of Registrant as Specified in its Charter)
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NEVADA	001-33245	04-3850065
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation)	File Number)	Identification No.)

10375 Professional Circle
Reno, Nevada		89521
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number including area code: (888) 682-6671

No change since last report
(Former Name or Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
On March 11, 2013, John P. Sande III and Rose E. McKinney-James notified the Board of Directors of Employers Holdings, Inc. (“EHI”) and the Board of Directors of EHI's wholly-owned subsidiary Employers Group, Inc. (together with EHI, the “Companies”) that each was resigning from the respective Boards of Directors effective May 22, 2013. Mr. Sande and Ms. McKinney-James are both Class I directors whose terms were scheduled to expire at the 2013 Annual Meeting of Stockholders of the Companies, which are both scheduled for May 23, 2013. Mr. Sande and Ms. McKinney-James have served as directors of the Companies since 2005 and their subsidiaries since 2001.
Mr. Sande informed the Boards of Directors that his decision was due to the demands of the substantial growth of his law firm and his increased commitments to charitable activities, and that he did not have any disagreement with the Companies on any matter relating to the Companies' operations, policies or practices. Ms. McKinney-James informed the Boards of Directors that her decision was due to the demands of owning a small business as well as her significant business and community commitments, and that she did not have any disagreement with the Companies on any matter relating to the Companies' operations, policies or practices.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMPLOYERS HOLDINGS, INC.
Dated:	March 15, 2013	/s/ Lenard T. Ormsby
Lenard T. Ormsby
Executive Vice President,
Chief Legal Officer and General Counsel